UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2009

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, New York 10043

(Address of principal executive offices) (Zip Code)

(212) 559-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.

Current Report on Form 8-K

ITEM 5.02(e)     COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 21, 2009, Citigroup’s stockholders, upon recommendation of the Board of Directors, approved the Citigroup 2009 Stock Incentive Plan (the “2009 Plan”). The 2009 Plan includes an authorization to issue up to 250 million shares of Citigroup Inc. common stock, par value $.01 per share, pursuant to awards under the 2009 Plan. The 2009 Plan provides for various types of equity awards to employees, officers, non-employee directors and agents of Citigroup and its subsidiaries. The types of awards that may be granted under the 2009 Plan include restricted and deferred stock, incentive stock options, non-qualified stock options, and stock appreciation rights. The 2009 Plan will expire on April 21, 2014. As of the date hereof, there have been no awards, and therefore no amounts are payable, under the 2009 Plan to the principal executive officer, the principal financial officer or any named executive officer of Citigroup Inc.

Attached hereto as Exhibit 10.1 is the Citigroup 2009 Stock Incentive Plan. A brief description of the 2009 Plan is included as part of Proposal 3 in Citigroup’s Proxy Statement for the 2009 Annual Meeting of Stockholders (“Proxy Statement”), which was filed with the Securities and Exchange Commission on March 20, 2009. The descriptions of the 2009 Plan contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2009 Plan.

Effective as of the close of business on April 21, 2009, and as part of the proposal to approve the 2009 Plan described above, the Board of Directors terminated the Citigroup 1999 Stock Incentive Plan, as amended and restated effective January 1, 2009 (the “1999 Plan”), with respect to new awards. The 1999 Plan provided for the same types of equity awards as the 2009 Plan, and would have expired by its terms on April 30, 2009. Outstanding awards previously granted under the 1999 Plan will not be affected by termination of the 1999 Plan, the terms of which shall continue to govern such previously granted awards.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number
10.1	Citigroup 2009 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2009	CITIGROUP INC.

	By:	/S/ MICHAEL S. HELFER
	Name:	Michael S. Helfer
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number
10.1	Citigroup 2009 Stock Incentive Plan